UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

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DSP Group, Inc.

(Name of Registrant as Specified In Its Charter)

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The following set of FAQs was made available to senior managers of DSP Group, Inc. (the Company”) to enable them to answer questions that may be asked from time to time by the Company’s employees:

MANAGER FAQS

Strategic Rationale

1.	What does the deal announcement mean?

Synaptics has agreed to acquire 100% of the outstanding shares of DSP Group. DSP Group’s board of directors has unanimously approved the deal and believes the transaction is in the best interests of the shareholders. The merger will be an all cash deal in which $22.00 per share will be paid to all shareholders upon closing, which is anticipated to occur before the end of the calendar year. Once the transaction is closed, DSP Group will no longer be publicly traded and will be wholly owned by Synaptics.

2.	Who is Synaptics and what do they do?

Synaptics is a leading semiconductor company focused human interface, connectivity and edge AI technologies. Within human interface, Synaptics focuses on touch sensing, voice processing, fingerprint biometrics and display drivers. Within connectivity, Synaptics offers WiFi and Bluetooth, GPS, docking stations & adaptors and video interface solutions. Finally, within Edge AI, Synaptics offers audio processing, video processing and computer vision solutions. Synaptics’ fiscal year runs from July to June. In its fiscal year ending in June 2021, Synaptics generated ~$1.3B in revenue with ~50% in IoT in the most recent quarter. As of August 26, Synaptics had a market cap of ~$6.8B.

3.	How many employees does Synaptics have and where are they located?

Synaptics is headquartered in San Jose, California and has approximately 1,500 employees. Approximately 70% of their employees are in R&D. They operate in 13 countries across Asia, Europe and North America:

● United States ● Canada	● India ● China ● Hong Kong ● Korea ● Taiwan ● Japan ● Singapore	● United Kingdom ● Switzerland ● Denmark ● Poland

4.	Why is Synaptics acquiring DSP Group?

There are many reasons why Synaptics is excited about acquiring DSP Group:

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Creates low power AI franchise: the transaction combines Synaptics’ expertise in vision with DSP Group’s expertise in voice to create a leading franchise in low power AI with integrated vision and voice to tackle a multi-billion market opportunity in the future.

●	Expands Synaptics’ wireless portfolio: DSP Group’s capabilities in DECT ultra low energy (ULE) expand Synaptics’ portfolio of connectivity technologies, which today includes WiFi, Bluetooth and GPS.

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Increase cross-selling to common customers: together, Synaptics and DSP Group have an opportunity to sell a much broader product portfolio to a common customer base and accelerate each company’s future potential.

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Access to top talent: DSP Group’s talented engineers have a proven track record of innovation which has led to our leadership positions in SmartVoice, SmartHome, UCC and Cordless. Synaptics will utilize this top talent to broaden their various offerings, in particular the wireless and AI product portfolios.

5.	Are there any immediate opportunities for business growth?

Yes. The foundation of the transaction is based on the joint belief that there are many opportunities for growth that the combined business will be better positioned to execute on. There are growth opportunities for the combined business in the near-term and long-term, including but not limited to the following: i) creating a leading low power AI portfolio of products, ii) expanding the wireless portfolio and iii) increasing cross-selling efforts to common customers.

6.	Does this change the strategic direction of DSP Group and the projects I’m working on?

For now, DSP Group and Synaptics operate as separate companies. We will continue business as usual until the transaction closes. That said, one of the important benefits of the transaction is the ability to unify our R&D efforts, optimize our product roadmaps and drive more efficiencies in the combined organization. Once the deal closes, we anticipate there may be some changes to the strategic direction and projects, but these will be in an effort to integrate the roadmaps and strategies of the two companies.

7.	What synergies can we expect from this deal?

Synergies come from both companies and in many different forms. While synergies can be related to headcount reductions on both sides, they also include a wide range of non-headcount related cost savings, including product cost savings, better pricing structures with vendors, eliminating duplicate outside services such as law firms or accounting firms, and more. For now, everything will continue as usual and nothing changes in the day-to-day activities or the team structure.

8.	Can I talk about the deal publicly?

In general, yes. The transaction was publicly announced so there is quite a bit of information publicly available. You should limit your comments to publicly available information and refrain from disclosing any confidential information about DSP Group or Synaptics. You also should not speak on behalf of DSP Group or Synaptics without specific authorization. Any media / press inquiries or investor questions should be forwarded to tali.chen@dspg.com.

9.	What happens to our customers and suppliers as a result of this deal?

Our customers are always our top priority and will remain so post acquisition. There will be no disruption to product shipments and until the close of the acquisition, both companies will function as separate entities and teams should continue to work as they did prior to today’s announcement.

Senior leaders will reach out to our key customers and suppliers.

●	Our number one priority is to limit any disruption of delivery to our core markets and customers.

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We expect that with the acquisition, Synaptics will have one of the broadest portfolios of human interface, connectivity and edge AI solutions in the industry and the ability to rapidly accelerate the execution of their IoT strategy.

10.	What can I say to our customers, suppliers, and vendors?

The DSP Group leadership will provide you with guidance for discussing the transaction with customers, suppliers, and vendors. You should not discuss the transaction without clearance from your leadership team. Please inform tali.chen@dspg.com about any such approach and we will guide you specifically.

Deal Timing and Structure

11.	What process will be followed for the integration and how long do we expect the post-acquisition integration to take?

The integration planning process with Synaptics and DSP Group will take place between signing and closing. The actual integration efforts and timing will need to be determined during this planning process after Synaptics has had an opportunity to meet with our team and better understand the business and organization. During the integration process, each company will operate on a standalone basis.  Your leadership will advise of any exceptions.

12.	Will we be interacting with Synaptics between sign and close?

Subject to certain legal and antitrust requirements, over the next couple of months, Synaptics will want to spend more time getting to know our people and our business. This may include phone calls, video conference meetings and/or in person visits with DSP Group’s employees and may include requests for information.

13.	How will our business get integrated into Synaptics? What process will be followed?

There are synergies across the product portfolios of both companies that will provide natural integration points for the businesses. However, it is too early to provide specifics until we’ve had time to get through the integration planning process. We will know more in the coming weeks once Synaptics has had a chance to meet with the broader team.

14.	When is the transaction anticipated to close?

We anticipate the transaction will close by end of this calendar year. The exact date is uncertain at this time and the transaction is subject to customary closing conditions, but we will know more in the coming weeks.

15.	Is it guaranteed that the transaction will close?

We are confident that the deal will close, but we note that the transaction does have to be approved by DSP Group’s shareholders. There are also a few other closing conditions that must be met in order for the deal to close. We don’t expect any regulatory filings that could block or delay the closing.

16.	What happens between now and the deal closing?

Between now and closing, it will be business as usual. We need to continue to remain focused on operating in the best interest of DSP Group and our shareholders until the transaction has closed.

Organization and People

17.	What is it like to work at Synaptics?

Synaptics is focused on winning in the marketplace with commanding positions in all their markets. In the longer term, we expect the transaction to drive exciting growth opportunities for employees given that we will be part of a diverse company with an expansive innovation pipeline.  Talent and expertise are recognized at Synaptics and there are great opportunities for those with a passion to push the limits of technology. Synaptics would describe themselves as:

•	Innovating to win: We are curious and question how things were done in the past as we experiment, explore and take risks.

•	Unbeatable together: We are ONE team, challenging one another and sharing information openly to do what’s right for the company.

•	Unapologetically ambitious: Not satisfied with good enough, we are driven, competitive, and determined. It’s fast paced, and exciting.

•	Deliberately nimble: We have a sense of urgency. We’re dynamic and agile, we pivot quickly to deliver results with discipline and focus.

•	Making a visible impact! Your contributions have a tangible impact: on the company; the way people experience technology; and our communities around the world.

18.	Will our culture change? What is the culture at Synaptics?

Synaptics and DSP Group are both organizations with values deeply based in innovation, focus on the customer, supporting our communities and employee success. This is another reason why we believe so strongly that our companies fit well together.

19.	How does the acquisition affect the company organization?

At this time, it is business as usual and there is no change to either the Synaptics or DSP Group company structures or operating procedures. An integration team with representatives from both Synaptics and DSP Group will work closely through the integration process to determine the best organization for the combined company. For now, it is important that all employees continue to focus on achieving current annual business metrics and objectives to deliver the results that our customers and shareholders expect.

20.	What will happen to the DSP Group’s Executive Leadership team?

Our executive team will remain in place until close.  As can be expected in a transaction of this type, there may be some overlap in the roles within the executive leadership teams that will be assessed during the integration process.  The integration team with representatives from both Synaptics and DSP Group will work closely on this.

21.	When will we know our role in the combined business?

An integration team with representatives from both Synaptics and DSP Group will work closely through the integration process to determine the best organization for the combined company. More information will be shared as it becomes available. Members of Synaptics’ leadership team will visit DSP Group between signing and closing to meet the broader team, likely after the September holiday period in Israel.

22.	Why is this acquisition good for me as an employee?

There will be exciting, enhanced career opportunities for employees.  There is strong synergy between Synaptics and DSP Group’s products and customers.  This offers opportunities for engineers to apply their skills in adjacent technologies, as well as contribute to or learn from a broader array of technologies.  Both companies have powerful momentum in IoT markets, and together we have a broader set of solutions, a stronger go to market position and an enhanced ability to scale.

23.	Will there be any change to my job, title or manager as a result of this acquisition?

Until completion of the acquisition, it is business as usual and there will be no changes to responsibilities or reporting structures until further notice. The integration team will develop plans to bring together the two companies – but importantly, we believe that this acquisition will create exciting new opportunities for employees. As Synaptics continues on its sustainable, long-term growth path, they will continue to invest in the new capabilities and skill sets required to best serve customers and, in turn, offer challenging and new career development opportunities for employees around the world.

24.	What will our benefits and compensation be after the transfer?

For the immediate term, you will remain under your current benefits and pay structure. Following the completion of the acquisition, any changes that are determined will be communicated directly to you.

25.	How will the acquisition affect my service date?

Your prior years of service with DSP Group will be recognized, including the years you may have worked for a company that was acquired by DSP Group.

26.	What will happen to my existing employment contract?

If you currently have an employment contract, there will be no changes made prior to the completion of the acquisition.

27.	Will offices be closing or consolidating? Will I have to move?

At this time there is no change in office locations as we are operating the business as usual. The integration team will review the location strategy and facilities planning to ensure our growth remains aligned with our future hiring plans, combined customer base and overall business strategy.

28.	What happens to my vested equity?

Vested equity awards for DSP Group will be paid in cash out as any shareholder would as part of the deal closing.

29.	What happens to my unvested equity?

Unvested equity will be canceled and converted into Synaptics restricted stock units. We will send out a notice to all equity award holders with additional information of the logistics and conversion terms.

30.	Can I trade shares now?

Prior to the completion of the acquisition, DSP Group equity holders may trade their shares in accordance with DSP Group’s insider trading policy. After completion of the acquisition, all employees will be subject to the Synaptics governance policies, including the Synaptics insider trading policy.

31.	Will ESPP continue between sign and close period? Will there be a new plan of ESPP after close?

The current DSP Group ESPP plan will continue until the date of close, provided that any offering period or purchase period under the ESPP will be terminated and the final exercise date will be no later than the date that is ten calendar days prior to the closing. Shares purchased under the ESPP plan will convert to cash at the close date based on the agreed per share purchase price.  With regards to a new plan, the intention is to provide all employees with the ability to participate in the Synaptics ESPP plan. More information will be shared at close of the acquisition.

32.	Will my DSP Group bonus plan run as normal for the current fiscal year? Will there be future changes?

There is no change to your bonus and commission plan for this fiscal year through the closing. Following the completion of the acquisition, Synaptics intends to put you on their bonus program. Any changes will be communicated to you accordingly. For now, it is important that all employees continue to focus on achieving the fiscal year metrics and objectives to deliver the results our customers and shareholders expect.

33.	How should I manage my team in the interim period before the close?

You should continue to work with your manager to identify headcount issues and recruitment requests. The merger agreement does impose certain restrictions on hiring, so the DSP Group leadership will provide guidance for you. Please talk to hila.manoach@dspg.com if you have questions. Most importantly, you should continue to focus on your business goals and deliver to current roadmap and plans. More information on process changes will be communicated after close.

34.	When will my next annual review and increase be?

Following completion of the acquisition, Synaptics intends to align employees with their rewards program in the fairest manner possible.   Synaptics compensation philosophy is ‘pay for performance’ and includes a combination of base salary, cash bonus, and equity rewards.

35.	Who do I contact if I have more questions?

Please contact senior management at DSP Group if you have more questions.

Additional Information and Where to Find It.

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of DSP Group, Inc. (the “Company”) by Synaptics Incorporated (“Parent”)(the “Merger”).  In connection with the proposed Merger, the Company will file relevant materials with the Securities and Exchange Commission (“SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting related to approval of the proposed Merger. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION ABOUT THE PROPOSED MERGER, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE MATERIALS THAT THE COMPANY FILES WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER.

The preliminary proxy statement, the definitive proxy statement and other relevant materials for the Company’s stockholders in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.dspg.com) or by writing to the Company at 2055 Gateway Place, San Jose, California 95110, attention Investor Relations.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in in the Company’s proxy statement on Schedule 14A filed with the SEC on April 30, 2021 and subsequent changes made by such persons on the Statement of Changes in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants and their direct and indirect interests in the proposed Merger will be set forth in the proxy statement and other materials to be filed by the Company in connection with the proposed Merger.

Cautionary Statement Regarding Forward-Looking Statements

The materials contained herein and referenced thereby contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give current expectations and projections relating to financial condition, results of operations, plans, objectives, future performance and business by the Company and Parent, including expectations regarding the proposed Merger, the expected timetable for completing the proposed Merger and the potential benefits of the proposed Merger, including expected synergies, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect the best judgment of the Company and Parent, and are based on several factors relating to the operations and business environment of the Company and Parent, all of which are difficult to predict and many of which are beyond the companies’ control. Such factors include, but are not limited to, the possibility that various conditions to the consummation of the proposed Merger will not be satisfied or waived, the ability to successfully integrate the acquired business into Parent’s portfolio, the failure to realize the anticipated benefits of the proposed Merger and expected synergies related thereto, adverse impact associated with the announcement or pendency of the proposed Merger on the business relationships, operating results and employees of the Company and Parent, the risk that the business, results of operations and financial condition and prospects of the Company and Parent may be materially and adversely affected by the COVID-19 pandemic and that significant uncertainties remain related to the impact of COVID-19 on their business operations and future results; global supply chain disruptions and component shortages that are currently affecting the semiconductor industry as a whole; the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of the most recent Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q; and other risks as identified from time to time in the SEC reports of the Company and Parent. Forward-looking statements are based on information available to the Company and Parent on the date hereof, and neither company has, and each expressly disclaims, any obligation to publicly release any updates or any changes in expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Actual results and the timing of certain events could differ materially from the forward-looking statements.